UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KIMBERLY-CLARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	39-0394230
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
0.625% Notes due September 7, 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-212013

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

Kimberly-Clark Corporation (the “Corporation”) hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus dated June 14, 2016, under “Description of Debt Securities” and in the Prospectus Supplement dated August 31, 2017 under “Description of Notes,” filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2017 under Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Act”), pursuant to a Registration Statement on Form S-3 (No. 333-212013) previously filed with the Commission under the Act.

Item 2.         Exhibits.

4.1

First Amended and Restated Indenture dated as of March 1, 1988 (the “Indenture”) between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (originally executed with Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.2

First Supplemental Indenture, dated as of November 6, 1992, to the Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.3

Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.4	Sixth Supplemental Indenture, dated as of September 7, 2017, to the Indenture (incorporated by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on September 7, 2017).

4.5	Form of Global Note Representing the 0.625% Notes due September 7, 2024 (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on September 7, 2017).

EXHIBIT INDEX

4.1

First Amended and Restated Indenture dated as of March 1, 1988 (the “Indenture”) between the Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (originally executed with Bank of America National Trust and Savings Association) (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on February 2, 1998 (Registration No. 333-45399)).

4.2

First Supplemental Indenture, dated as of November 6, 1992, to the Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.3

Second Supplemental Indenture, dated as of May 25, 1994, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on June 17, 1994 (Registration No. 33-54177)).

4.4	Sixth Supplemental Indenture, dated as of September 7, 2017, to the Indenture (incorporated by reference to Exhibit 4.2 to the Corporation’s Current Report on Form 8-K filed on September 7, 2017).

4.5	Form of Global Note Representing the 0.625% Notes due September 7, 2024 (incorporated by reference to Exhibit 4.1 to the Corporation’s Current Report on Form 8-K filed on September 7, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: September 7, 2017	By:	/s/ Grant B. McGee
Grant B. McGee
Vice President and Secretary